UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                        CARD ACTIVATION TECHNOLOGIES INC.
                 (Name of Small Business Issuer in Its Charter)

                            ------------------------

          DELAWARE                            6794                      20-5769015
(State or Other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)    Identification Number)

                        33 West Jackson Blvd., Suite 1618
                          Chicago, Illinois 60604-3749
                                 (312) 972-1662
          (Address and Telephone Number of Principal Executive Offices)

                            ------------------------

                                Mark A. Robertson
                              Robertson & Williams
                        3033 N.W. 63rd Street, Suite 200
                       Oklahoma City, Oklahoma 73116-3607
                                 (405) 848-1944
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                         CALCULATION OF REGISTRATION FEE
                                           Amount to be   Offering Price Per      Aggregate         Amount of
Securities to be Registered                 Registered        Share (1)        Offering Price   Registration Fee

Common Stock, par value $0.0001 per share    44431613            $.25            $11,107,903         $341.02


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2006

                        CARD ACTIVATION TECHNOLOGIES INC.
                        44,431,613 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 44,431,613 shares of our common stock by the selling stockholders. The selling stockholders are those shareholders who received restricted stock in the spin-off of our company from MedCom USA, Incorporated. There is no minimum total number of shares which must be sold in this offering, no minimum price per share and no arrangements to place any of the proceeds of this offering in escrow. The offering will terminate upon the earlier of (i) the second anniversary of the date of this prospectus, (ii) the date on which all 44,431,613 shares have been sold, or
(iii) the date on which the Company elects to terminate this offering. The shares will not be offered through an underwriter.

We will not receive any proceeds from the sale of our shares by the selling stockholders. We will pay the expenses of registering the shares registered in this prospectus.

There is currently no trading market for the Company's securities. The prices which the selling shareholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions.

The shares included in this prospectus may be reoffered and resold directly by the selling security holders in accordance with one or more of the methods described in the plan of distribution, which begins on page 26 of this prospectus. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        Card Activation Technologies Inc.
                        33 West Jackson Blvd., Suite 1618
                          Chicago, Illinois 60604-3749
                                 (312) 972-1662

                    The date of this prospectus is     , 2007

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . .     3

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

FORWARD LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . .    11

THE SPIN OFF. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .    16

MANAGEMENT'S DISCUSSION AND ANALYSIS. . . . . . . . . . . . . . . .    18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . .    20

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . .    21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . .    21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . .    21

AGREEMENTS WITH MEDCOM. . . . . . . . . . . . . . . . . . . . . . .    21

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . .    25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . .    25

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . .    25

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . .    26

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . .    26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .    28

INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . . . . . . . . . . . . .    28

FURTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .    28

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF SECURITIES.

                               PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the section entitled "Risk Factors" beginning on page 4 and the financial statements in this prospectus, prior to making an investment decision.

ABOUT CARD ACTIVATION TECHNOLOGIES INC.

Card Activation Technologies Inc. ("Company") is a Delaware corporation headquartered in Chicago, Illinois that owns proprietary patented payment transaction technology used for electronic activation of phone, gift and affinity cards.

The patent was transferred to the Company by MedCom USA, Incorporated ("MedCom")on the formation of the Company and in exchange for 146,770,504 shares of Common Stock. On October 31, 2006, the MedCom board of directors declared a stock dividend to its shareholders of record at the end of business on December 15, 2006 of one share of Common Stock in the Company for every one share of common stock of MedCom owned by its shareholders. This was a dividend of 86,770,504 shares of our Common Stock. MedCom retained the balance of 60,000,000 shares of Common Stock. MedCom is a publicly traded Delaware corporation, headquartered in Scottsdale, Arizona, that provides innovative healthcare and financial transaction solutions for electronically processing HIPAA compliant transactions within the healthcare industry. MedCom provides a terminal based service package and a compatible web portal add-on for physicians, clinics and hospitals and dentists that include the following services: real-time transactions including; patient eligibility, referrals, claims status and service authorizations, 100% paperless claims processing, patient easy pay, credit/debit cards, and check guarantee.

The Company is a development stage company that was incorporated in August 2006 in order to own the commercially develop the assigned patent which covers the payment transaction technology and process for taking a card with a magnetic strip or other data capture mechanism and activating the card by loading a determined monetary value onto the card for use at a later date for different types of transactions. This process is utilized for prepaid phone cards, gift cards, and affinity cards.

As of the date of this prospectus, we have no significant revenues or operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. We have one principal asset, our patented payment transaction technology assigned from MedCom, and one full time and two part-time employees. We do not expect to commence full scale operations or generate revenues until early 2007. Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have filed three lawsuits to enforce our patented technology and we have sent license agreement requests to a number of companies regarding infringement resolutions available for patent violations made through the use of our patented payment transaction technology.

SUMMARY OF THE OFFERING

The Company is currently authorized to issue 176,000,000 million shares, of which 175,000,000 shares are common stock, par value $0.00 1 per share ("Common Stock"), and 1,000,000 shares are preferred stock, par value $0.001 per share ("Preferred Stock"). As of December 15, 2006, 146,770,504 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding.

Pursuant to the offering described in this prospectus, the selling stockholders intend to sell up to 44,431,613 shares of Common Stock to investors (the "Offering"). The balance of the shares distributed in the spin-off we to shareholders holding unrestricted shares of MedCom common stock and therefore are not restricted shares which must be registered in order to trade.

The Company will not receive any proceeds from the Offering.

                                  RISK FACTORS

In vesting in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in this prospectus, as well as other information we include in this prospectus. Although every effort has been made to anticipate possible risks, unforeseen conditions and unexpected events may arise, and this list may not be all-inclusive.

RISKS  RELATED  TO  THE  COMPANY'S  BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION WHICH RAISES DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditor has expressed doubt about our ability to continue as a going concern. Note xx to our financial statements includes an explanatory paragraph expressing doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to implement our business plan, raise capital and generate revenues.

THE COMPANY MAY NOT BE ABLE TO SECURE FINANCING, WHICH IN TURN COULD AFFECT THE COMPANY'S ABILITY TO OPERATE AS A GOING CONCERN.

As of September 30, 2006, the Company had an accumulated deficit of $15,758 and a working capital deficit of $15,758. The Company does not anticipate any revenues in the foreseeable future will incur losses from operations. The Company's inability to obtain financing, if required, would have a material adverse effect on the value of its patent and its ability to develop its operations and implement its business plan.

THE COMPANY HAS NO OPERATING HISTORY, WHICH MAKES IT IMPOSSIBLE TO EVALUATE ITS BUSINESS AND TO PREDICT ANY FUTURE OPERATING RESULTS.

To date, the Company has been primarily engaged in organizational activities, including obtaining various consulting agreements and other agreements to develop and license the patented technology. The Company has not generated any revenues to date and does not anticipate generating any revenues until such time as third party users of the patented technology enter into license agreements or the Company seeks to enforce its patents in court against third party users of the technology who will not sign licensing agreements. Accordingly, the Company has no operating history upon which an evaluation of its performance and the value of its patented technology.

THE COMPANY EXPECTS TO INCUR LOSSES FOR THE FORESEEABLE FUTURE AND MAY NEVER ACHIEVE PROFITABILITY.
The Company anticipates that it will incur operating losses for the foreseeable future. We may never generate revenues or achieve profitability and, if we ever achieve profitability, we may not be able to maintain profitability.

THE COMPANY HAS NO EXPERIENCE IN MARKETING AND LICENSING ITS TECHNOLOGY AND, TO BE SUCCESSFUL, THE COMPANY NEEDS TO RETAIN QUALIFIED PERSONNEL TO PROTECT AND LICENSE ITS TECHNOLOGY

The Company is recently formed and, consequently, lacks the requisite experience to execute its licensing and marketing objectives. The Company has hired personnel with expertise in licensing and marketing. See "Directors, Executive Officers, Promoters and Control Persons" discussing management's background and experience. The Company will also have to hire administrative personnel. There can be no assurances that the Company will be able to retain the qualified personnel necessary for the development of its business.

THE COMPANY DEPENDS ON ITS PATENT AND PROPRIETARY RIGHTS TO DEVELOP AND PROTECT TECHNOLOGIES AND PRODUCTS, WHICH RIGHTS MAY NOT OFFER SUFFICIENT PROTECTION FROM INFRINGEMENT BY THIRD PARTIES.

MedCom has represented to the Company that the assigned patent issued by the U.S. Patent Office for its patented payment transaction technology is a valid patent. However, there can be no assurances that the patent and the payment transaction technology will be enforceable or generate revenues for the Company.

The Company's inability to protect its intellectual property through sufficient patent protection will adversely affect that Company's ability to survive and other companies may be able to develop substantially similar technologies in competition with the Company. If those other companies enter the marketplace with their own similar products, the value of the Company's patent will be substantially diminished.

The Company's success will depend on its ability to obtain and enforce protection under United States and foreign patent laws and other intellectual property laws for the technology that the Company intends to market and license, to develop and preserve the confidentiality of trade secrets and to operate without infringing the proprietary rights of third parties.

The Company cannot guarantee that the patent will provide adequate protection against competitors. The Company cannot guarantee that the patent will survive an attack on its validity.

THE COMPANY'S INABILITY OR FAILURE TO COLLECT ANY LICENSE FEES FOR THE TECHNOLOGY WILL ADVERSELY AFFECT THE COMPANY'S LICENSING OF ITS TECHNOLOGY, WHICH WILL CAUSE THE COMPANY TO LOSE SUBSTANTIALLY ALL OF ITS VALUE.

The Company's inability or failure to collect any license fees will adversely affect the Company's licensing of its technology. As those rights will be the Company's primary asset, if the Company is unable to maintain those rights, the Company will lose substantially all of its value.

A DECREASE IN THE PROJECTED PRICES THAT THE COMPANY MAY CHARGE FOR LICENSING ITS TECHNOLOGY MAY ADVERSELY IMPACT OUR BUSINESS.

The Company's ability to commercialize its technology successfully will depend in part on the price the Company may charge for that technology. Significant uncertainty exists as to the pricing flexibility for the technology. There can be no assurance that the Company's assumptions concerning licensing pricing will be achieved.

THE COMPANY HAS LIMITED SALES AND MARKETING CAPABILITY AND MAY NOT BE SUCCESSFUL IN SELLING OR MARKETING ITS TECHNOLOGY.

The Company currently has no sales and marketing capability. The creation of infrastructure to commercialize its technology may a difficult, expensive and time-consuming process. The Company may not be able to establish sales capabilities or be successful in gaining market acceptance for its technology.

THIRD PARTIES MAY ASSERT CLAIMS AGAINST THE COMPANY FOR INFRINGEMENT OF PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS, WHICH COULD HARM OUR BUSINESS.

Parties not affiliated with the Company have obtained or may obtain United States or foreign patents or possess or may possess proprietary rights relating to the patented technology of the Company. Patents now in existence or hereafter issued to others may adversely affect the development or commercialization of the Company's technology. Further, The Company's technology may infringe patents owned by others. The Company could incur substantial costs in defending infringement suits brought against it or in asserting any infringement claims against others, which they may not have the funds or insurance to cover.

LITIGATION TO ENFORCE ITS PATENT AGAINST UNAUTHORIZED USERS WILL BE EXPENSIVE AND TIME CONSUMING, AND THEIR OUTCOME IS UNCERTAIN. ANY DELAY OR OTHER FACTOR WHICH NEGATIVELY AFFECTS THE COMPANY'S ABILITY TO FUND OPERATIONS AND DEVELOP REVENUES.

Litigation to enforce the Company's patented technology against unauthorized users can be a lengthy, time-consuming and expensive process and there can be no assurance of the results of such litigation. On October 19, 2006 the Company initiated lawsuits against McDonald's Corporation and Walgreen Co. for infringing its payment transaction patent. On December 7, 2006 the Company initiated a lawsuit against Sears Holding Corporation for infringing its payment transaction patent. The Company has engaged counsel to work to solicit and obtain license agreements from companies that have been utilizing our patented payment transaction technology and to initial enforcement actions against those using the technology but whom have refused to enter into a licensing agreement for it. Counsel is continuing to contact other entities, including retailers and product suppliers, to provide them with a licensing agreement that will permit them to practice the patented technology.

RISKS  RELATED  TO  THE  SPIN  OFF

IF THE IRS DETERMINES THAT THE SPIN OFF DOES NOT QUALIFY AS A "TAX FREE" DISTRIBUTION OR A "TAX FREE" REORGANIZATION, WE MAY BE SUBJECT TO SUBSTANTIAL LIABILITY.

The Company has not received any ruling from the IRS. The Company, based upon an opinion of counsel that, among other things, the spin off will qualify as a tax-free distribution for U.S. federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended, or the "Code," and as part of a tax-free reorganization under Section 368(a)( 1 )(D) of the Code, and the transfer to us of assets and the assumption by us of liabilities in connection with the spin off will not result in the recognition of any gain or loss for U.S. federal income tax purposes to MedCom. See "The Spin Off-Material U.S. Federal Income Tax Consequences of the Spin Off."

If the spin off does not qualify for tax-free treatment for U.S. federal income tax purposes, then, in general, MedCom would be subject to tax as if it has sold the common stock of our company in a taxable sale for its fair market value. MedCom's stockholders would be subject to tax as if they had received a taxable distribution equal to the fair market value of our common stock that was distributed to them, taxed as a dividend (without reduction for any portion of a MedCom's stockholder's basis in its shares of MedCom common stock) for U.S. federal income tax purposes and possibly for purposes of state and local tax law, to the extent of a MedCom's stockholder's pro rata share of MedCom's current and accumulated earnings and profits (including any arising from the taxable gain to MedCom with respect to the spin off). It is expected that the amount of any such taxes to MedCom's stockholders and to MedCom would be substantial.

In the tax sharing agreement with MedCom, we will agree to indemnify MedCom and its affiliates for any liability for taxes of MedCom resulting from: (1) any action or failure to act by us or any of our affiliates following the completion of the spin off that would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction to MedCom and to you under Sections 355 and 368(a)( 1 )(D) of the Code, or (2) any action or failure to act by us or any of our affiliates following the completion of the spin off that would be inconsistent with or cause to be untrue any material, information, covenant, or representation made in connection with the private letter ruling obtained by MedCom from the IRS relating to, among other things, the qualification of the spin off as a tax-free transaction described under Sections 355 and 368(a)( 1
)(D) of the Code. For a more detailed discussion, see "Agreements with MedCom-Tax Sharing Agreement." Our indemnification obligations to MedCom are not limited in amount or subject to any cap. It is expected that the amount of any such taxes to MedCom would be substantial.

WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT COMPANY UPON WHICH YOU CAN EVALUATE OUR PERFORMANCE AND ACCORDINGLY, OUR PROSPECTS MUST BE CONSIDERED IN LIGHT OF THE RISKS THAT ANY NEWLY INDEPENDENT COMPANY ENCOUNTERS.

Prior to the consummation of this distribution, we have operated as part of MedCom. Accordingly, we have no experience operating as an independent company and performing various corporate functions, including human resources, tax administration, legal (including compliance with the Sarbanes-Oxley Act of 2002 and with the periodic reporting obligations of the Securities Exchange Act of
1934), treasury administration, investor relations, internal audit, insurance, information technology and telecommunications services, as well as the accounting for many items such as equity compensation, income taxes, derivatives, intangible assets and pensions. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the early stages of independent business operations, particularly companies such as ours in highly competitive markets with complex supply chain operations.

OUR HISTORICAL AND PRO FORMA FINANCIAL INFORMATION IS NOT NECESSARILY INDICATIVE OF OUR RESULTS AS A SEPARATE COMPANY AND THEREFORE MAY NOT BE RELIABLE AS AN INDICATOR OF OUR FUTURE FINANCIAL RESULTS.

Our historical financial statements and Unaudited Pro Forma Combined and Consolidated Financial Statements have been created from MedCom's financial statements using our historical results of operations and historical bases of assets and liabilities as part of MedCom. Accordingly, the historical financial information we have included in this information statement is not necessarily indicative of what our financial position, results of operations and cash flows would have been if we had been a separate, stand-alone entity during the periods presented.

The historical financial information is not necessarily indicative of what our results of operations, financial position and cash flows will be in the future and does not reflect many significant changes that will occur in our capital structure, funding and operations as a result of the spin off. While our historical results of operations include all costs of MedCom's assigned technology business, our historical costs and expenses do not include all of the costs that would have been or will be incurred by us as an independent company. In addition, we have not made adjustments to our historical financial information to reflect changes, many of which are significant, that will occur in our cost structure, financing and operations as a result of the spin off. These changes include potentially increased costs associated with reduced economies of scale and purchasing power.

Our effective income tax rate as reflected in our historical financial information also may not be indicative of our future effective income tax rate. Among other things, the rate may be materially impacted by:

  - changes in the mix of our earnings from the various jurisdictions in which we operate;

  -  the  tax  characteristics  of  our  earnings;

  - the timing and amount of earnings of foreign subsidiaries that we repatriate to the United States, which may increase our tax expense and taxes paid; and

  - the timing and results of any reviews of our income tax filing positions in the jurisdictions in which we transact business.

We will agree to certain restrictions in order to comply with U.S. federal income tax requirements for a tax-free spin off and may not be able to engage in acquisitions and other strategic transactions that may otherwise be in our best interests.

Current U.S. federal tax law that applies to spin offs generally creates a presumption that the spin off would be taxable to MedCom but not to its stockholders if we engage in, or enter into an agreement to engage in, a plan or series of related transactions that would result in the acquisition of a 50% or greater interest (by vote or by value) in our stock ownership during the four-year period beginning on the date that begins two years before the spin off, unless it is established that the transaction is not pursuant to a plan related to the spin off. United States Treasury Regulations generally provide that whether an acquisition of our stock and a spin off are part of a plan is determined based on all of the facts and circumstances, including specific factors listed in the regulations. In addition, the regulations provide certain "safe harbors" for acquisitions of our stock that are not considered to be part of a plan related to the spin off.

There are other restrictions imposed on us under current U.S. federal tax law for spin offs and with which we will need to comply in order to preserve the favorable tax treatment of the distribution, such as continuing to own and manage our technology business and limitations on sales or redemptions of our common stock for cash or other property following the distribution.

In the tax sharing agreement with MedCom, we will agree that, among other things, we will not take any actions that would result in any tax being imposed on MedCom as a result of the spin off. Further, for the two-year period following the spin off, we will agree not to: (1) repurchase any of our stock except in certain circumstances permitted by the IRS guidelines, (2) voluntarily dissolve or liquidate or engage in any merger (except certain cash acquisition mergers), consolidation, or other reorganizations except for certain mergers of our wholly-owned subsidiaries to the extent not inconsistent with the tax-free status of the spin off, or (3) sell, transfer, or otherwise dispose of more than 50% of our assets, excluding any sales conducted in the ordinary course of business. We will, however, be permitted to take certain actions otherwise prohibited by the tax sharing agreement if we provide MedCom with an unqualified opinion of tax counsel or private letter ruling from the IRS, acceptable to MedCom, to the effect that these actions with not affect the tax-free nature of the spin off. These restrictions could substantially limit our strategic and operational flexibility, including our ability to finance our operations by issuing equity securities, make acquisitions using equity securities, repurchase our equity securities, raise money by selling assets, or enter into business combination transactions.

SUBSTANTIAL SALES OF OUR COMMON STOCK FOLLOWING THE DISTRIBUTION MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF OUR COMMON STOCK.

Some of the MedCom's stockholders who receive our shares of common stock may decide that their investment objectives do not include ownership of our shares, and may sell their shares of common stock following the distribution. In particular, certain MedCom stockholders that are institutional investors have investment parameters that depend on their portfolio companies maintaining a minimum market capitalization that we may not achieve after the distribution. We cannot predict whether other stockholders will resell large numbers of our shares of common stock in the public market following the distribution or how quickly they may resell these shares. If our stockholders sell large numbers of our shares of common stock over a short period of time, or if investors anticipate large sales of our shares of common stock over a short period of time, this could adversely affect the trading price of our shares of common stock.

UNTIL THE DISTRIBUTION OCCURS MEDCOM HAS THE SOLE DISCRETION TO CHANGE THE TERMS OF THE SPIN OFF IN WAYS WHICH MAY BE UNFAVORABLE TO US.

Until the distribution occurs MedCom will have the sole and absolute discretion to determine and change the terms of, and whether to proceed with, the distribution, including the establishment of the record date and distribution date. These changes could be unfavorable to us. In addition, MedCom may decide at any time not to proceed with the spin off.

RISKS  RELATED  TO  THE  OFFERING

THE OFFERING PRICE AND OTHER TERMS OF THIS OFFERING HAVE BEEN ARBITRARILY DETERMINED.

The offering price of the Common Stock in this Offering was arbitrarily determined. Such offering price otherwise has no relationship to the Company's assets, its book value or any other established criterion of value, and may not be indicative of the fair market value of the Company's Common Stock. In the event the Company creates a market for publicly trading its shares, the ultimate trading price of the Company's Common Stock may be substantially higher or lower than the price that an investor will pay in this Offering.

THE OFFERING PRICE OF THE COMMON STOCK MAY NOT BE INDICATIVE OF FUTURE MARKET PRICES, TO THE EXTENT THAT SUCH A PUBLIC MARKET EVER DEVELOPS.

To the extent that a public market ever develops for our Common Stock, such market may not perceive the offering price as being representative of the fair value of the Company's Common Stock, in which case investors may not be able to sell their Common Stock at or above the offering price, which will result in a loss of a portion or all of the investor's investment. The Company anticipates that the market price, if a market ever develops, of its shares will fluctuate significantly in response to numerous factors, many of which are beyond the control of the Company, including, without limitation:

-    the  announcement  of  competing  technology  by the Company's competitors;

-    intellectual  property  developments;

- quarterly variations in the Company's and its competitors' results of operation;

-    changes  in  earnings  estimates or recommendations by securities analysts;
     and

- general market conditions and other factors, including factors wholly unrelated to the Company's own operations or performance.

To the extent that the Company does create a market for publicly trading its Common Stock, the Company anticipates that, at least initially, its Common Stock may be quoted on the OTC Bulletin Board or the "Pink Sheets," and the stock market and the securities of companies that are traded in this manner are prone to extreme price fluctuations, which could further substantially depress the value of the Common Stock. The price volatility of the Common Stock and the downward pressure on its price may be intensified to the extent that the trading volume of the Common Stock will be low.

THERE IS NOT NOW NOR MAY THERE EVER BE AN ACTIVE MARKET FOR THE COMPANY'S COMMON STOCK.

There is currently no market at all for the Company's Common Stock. Further, although the Company anticipates that its Common Stock will be quoted on the OTC Bulletin Board, or the "Pink Sheets," the Company expects that trading on either of those exchanges will be light or sporadic at best. At any given time, several days or weeks may elapse with no trading whatsoever of the Common Stock. The Company is providing no assurances of any kind or nature whatsoever that an active market for its Common Stock will ever develop. Investors who purchase shares in this Offering should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in the Common Stock. Accordingly, investors must be prepared to bear the entire economic risk of an investment in the Common Stock for an indefinite period of time.

Additional uncertainty will be experienced with respect to the price of the Common Stock because the Company is a technology entity and the market price of the securities of technology companies is especially volatile.

If the Company's operations do not develop and its revenues do not grow or grow more slowly than the Company anticipates, if operating or capital expenditures exceed the Company's expectations and cannot be adjusted accordingly or if some other event adversely affects the Company, the market price of its Common Stock will decline.

UPON COMPLETION OF THIS OFFERING, THE COMPANY WILL BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE UNITED STATES SECURITIES LAWS, WHICH WILL REQUIRE ADDITIONAL EXPENDITURE OF CAPITAL AND OTHER RESOURCES.

Upon completion of this Offering, the Company will become a public reporting company and will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including the Sarbanes-Oxley Act ("Sarbanes"). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause the Company's expenses to be substantially higher than they would otherwise be if the Company were privately-held or otherwise retained its status as a non-reporting public company. It will be costly, and time-consuming for the Company to develop and implement internal controls and reporting procedures required by Sarbanes, and the Company will require additional staff and third-party assistance to develop and implement appropriate internal controls and procedures. If the Company fails to or is unable to comply with Sarbanes, it may not be able to obtain independent accountant certifications concerning internal controls at the time it is required by Sarbanes.

EVEN IF THE COMPANY WERE TO BECOME AN OTC BULLETIN BOARD OR "PINK SHEET" COMPANY, IT MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS OR SECURITIES ANALYSTS.

Security analysts and major brokerage houses may not provide coverage of the Company, given that its anticipated OTC Bulletin Board or "Pink Sheet" status would provide little or no incentive to recommend the purchase of its Common Stock. The Company may also not be able to attract any brokerage houses to conduct secondary offerings and other capital raising transactions with respect to its securities. The Company's business and ability to continue as a going concern would be adversely affected if it is unable to raise funds.

THE COMPANY IS MAKING NO REPRESENTATIONS AND IS PROVIDING NO ASSURANCES THAT ITS COMMON STOCK WILL BECOME LISTED ON ANY SECURITIES EXCHANGE.

The Company is making no representations nor providing any assurances that it will be able to meet the initial listing standards of any stock exchange. Prior to the listing of the Company's stock on any stock exchange, the Company expects that its non-restricted free trading Common Stock will be eligible to trade on the OTC Bulletin Board or on the "Pink Sheets". The investors may find it difficult to dispose of shares or to obtain accurate quotations as to the market value of the Common Stock when it is trading there. In addition, the Company will be subject to an SEC rule (Rule 1 5c2-1 1) (the so-called penny stock rules) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule will deter broker-dealers from recommending or selling the Company's Common Stock, thus further adversely affecting the liquidity and share price of the Common Stock, as well as the Company's ability to raise additional capital.

THE COMPANY HAS NEVER PAID DIVIDENDS AND HAS NO PLANS TO PAY DIVIDENDS AT ANY TIME IN THE NEAR OR DISTANT FUTURE.

The Company has never paid dividends on its capital stock, and the Company does not anticipate paying any dividends for the foreseeable or distant future. The Company's present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

YOU WILL EXPERIENCE DILUTION IF THE COMPANY OBTAINS ADDITIONAL FINANCING OR ISSUES OPTIONS.

If the Company obtains additional financing, that financing will have a dilutive effect on the holders of the Company's securities.

The Company has adopted a stock option plan under which the Company's officers, directors, consultants, and employees will be eligible to receive stock options exercisable for the Company's securities at exercise prices that may be equal to or lower than the offering price in this offering. The Company has reserved 1,000,000 shares of Common Stock for issuance under this plan. Stock and stock option grants under such plans will further dilute the value of the Company's securities and the investors' equity position in the Company.

THE COMPANY WILL NEED TO RAISE ADDITIONAL CAPITAL IN ORDER TO ACHIEVE ITS LONG-TERM GOALS, BUT AS YET IT HAS NOT IDENTIFIED ANY SOURCES FOR SUCH CAPITAL.

The Company is not selling any Common Stock in this Offering and will not receive any of the proceeds. Consequently, the Company will need to conduct public or private offerings at appropriate times in the future to raise money for its operations if income cannot be generated immediately from its licensing efforts.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS AND DISCOURAGING, DELAYING OR PREVENTING A CHANGE IN CONTROL OF THE COMPANY.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Furthermore, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

ANY OF THE ABOVE-IDENTIFIED RISKS, EVEN IF BORNE OUT ONLY PARTIALLY AND NOT FULLY, WILL ADVERSELY AFFECT THE COMPANY'S BUSINESS, ITS FINANCIAL CONDITION AND ITS OPERATING RESULTS. IF ANY OF THE EVENTS WE HAVE IDENTIFIED OCCUR, IN WHOLE OR IN PART, THE VALUE OF OUR COMMON STOCK WILL LIKELY DECLINE, AND AN INVESTOR WILL LOSE AL OR PART OF THE FUNDS PAID TO ACQUIRE THE COMMON STOCK DESCRIBED IN THIS PROSPECTUS WITH NO OPPORTUNITY TO REGAIN ANY PORTION OF THOSE FUNDS IN RETURN.

                           FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements. You can identify these forward-looking statements when you see us using words such as "expect," "anticipate," "estimate," "believe," "intend," "may," "predict," and other similar expressions. These forward looking statements cover, among other items:

-    our future capital needs;

-    our expectations about the value of the patented technology;

-    our expectations about the market acceptance of the technology;

-    our licensing, marketing and sales plans; and

-    our expectations about our financial performance.

We have based these forward-looking statements largely on our current expectations. However, forward-looking statements are subject to a number of risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described under "Risk Factors."

We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking statements and circumstances discussed in this prospectus might not transpire.

                                  THE SPIN OFF

BACKGROUND

Our business has been a part of MedCom and our assets and liabilities consist of those that MedCom attributed to its card technology business. The board of directors of MedCom determined to separate its card technology business segment from its other business segments by means of a spin off of a portion of our stock to MedCom's shareholders. To accomplish the spin off, MedCom declares a stock dividend effective at the end of business on December 15, 2006 for a substantial portion of its equity interests in our company, consisting of 86,770,504 shares of our common stock, to MedCom's stockholders on a pro rata basis. Following the spin off, MedCom continues to own 60,000,000 shares of our common stock. No vote of MedCom's stockholders was required or being sought in connection with the spin off, and MedCom's stockholders have no appraisal rights in connection with the spin off.

REASONS FOR THE SPIN OFF

Among other things, the board of directors of MedCom considered the following potential benefits in making its determination to approve the spin off:

- Enabling investors to invest directly in our business. Because our company and MedCom's other business segments operate in different industries, an equity investment in each company may appeal to investors with different goals, interests and concerns. Establishing separate equity securities will allow investors to make separate investment decisions with respect to our and MedCom's respective businesses.

- Allowing us and MedCom to focus on our respective core businesses. MedCom is implementing a transformation plan in order to make MedCom and us more tightly focused companies-with MedCom focusing on its business of healthcare and financial transaction solutions for electronically processing HIPAA compliant transactions within the healthcare industry, and us focusing on the card technology business as an independent company. MedCom's lines of business have financial and operational characteristics which are distinct from those of our business. The spin off will allow MedCom to adopt more focused strategies around its core businesses and will enable us to better focus on the growth and development of our business.

- Direct access to capital. Historically, our working capital requirements and capital for general corporate purposes, including acquisitions and capital expenditures, have been satisfied as part of the corporate wide cash management policies of MedCom. We expect to have better and more direct access to the capital markets after the spin off as our investors will not be forced to understand and make investment decisions with respect to MedCom's other businesses that are fundamentally different from our business. MedCom also will benefit since its investors will not need to understand and make investment decisions with respect to our business. In addition, we and MedCom will have the option to use our own respective equity as acquisition or financing currency should the appropriate strategic opportunities arise.

Neither we nor MedCom can assure you that, following the spin off, any of these benefits will be realized to the extent anticipated or at all.

MANNER OF EFFECTING THE SPIN OFF

At the close of business on December 15, 2006, the shareholders of MedCom were entitled to a dividend of one share of the company's common stock for each share owned of MedCom common stock. The payable date when the share certificates will be distributed to the shareholders will be determined by the MedCom board of directors.

MedCom has instructed the stock transfer agent for it and the company to act as a distribution agent for the shares of the company to be distributed to our stockholders. The distribution agent will effect delivery of the shares of our common stock issuable in the spin off through the transfer agent's book-entry registration system by mailing to each record holder a statement of holdings detailing the record holder's ownership interest in our company and the method by which the record holder may access its account. Please note that if any stockholder of MedCom on the record date sells shares of MedCom common stock after the record date but on or before the distribution date, the seller of those shares, and not the buyer, will become entitled to receive the shares of our common stock issuable in respect of the shares sold. See "-Trading of MedCom Common Stock Between the Record Date and the Distribution Date" below for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN OFF

The following is a summary of certain material U.S. federal income tax consequences to MedCom and the holders of MedCom common stock resulting from the spin off. This discussion is based upon the Internal Revenue Code, existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions, all as in effect as of the date of this prospectus, and all of which are subject to change. Any such change, which may or may not be retroactive, could materially alter the tax consequences to MedCom or the holders of MedCom common stock as described in this prospectus. This summary does not discuss all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances or to a stockholder that may be subject to special tax rules, including, without limitation:

-    stockholders  subject  to  the  alternative  minimum  tax;

-    banks,  insurance  companies,  or  other  financial  institutions;

-    tax-exempt organizations;

-    dealers in securities or commodities;

- traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

-    stockholders whose "functional currency" is not the U.S. dollar;

- stockholders holding their common stock through partnerships and other pass-through entities; and

-    U.S. expatriates and non-U.S. persons.

In addition, the following discussion does not address the tax consequences of the spin off under state, local, or foreign tax laws, the tax consequences of transactions effectuated prior to or after the spin off (whether or not such transactions are undertaken in connection with the spin off), or the tax consequences to stockholders who received our common stock pursuant to the exercise of employee stock options, under an employee stock purchase plan, or otherwise as compensation.

THIS SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, AND LOCAL, AND
NON-U.S.  TAX  CONSEQUENCES  OF  THE  SPIN  OFF  TO  YOU.

MedCom has received an opinion of counsel to the effect that the spin off will qualify as a tax-free distribution under Section 355 and a tax-free reorganization under Section 368(a)(1 )(D) of the Code. Such ruling provides that, for U.S. federal income tax purposes, among other things:

- no gain or loss will be recognized by MedCom upon the distribution of shares of our common stock to holders of MedCom common stock pursuant to the spin off;

- no gain or loss will be recognized by, and no amount will be included in the income of, a holder of MedCom common stock upon the receipt of shares of our common stock pursuant to the spin off;

- a MedCom stockholder who receives shares of our common stock in the spin off will have an aggregate adjusted basis in its shares of our common stock (including any fractional share in respect of which cash is received) and its shares of MedCom common stock immediately after the spin off equal to the aggregate adjusted basis of the stockholder's MedCom common stock held prior to the spin off, which will be allocated in proportion to their relative fair market values; and

- the holding period of the shares of our common stock received in the spin off by a MedCom stockholder will include the holding period of its shares of MedCom common stock, provided that such shares of MedCom common stock were held as a capital asset on the distribution date.

United States Treasury Regulations also generally provide that if a MedCom stockholder holds different blocks of MedCom common stock (generally shares of MedCom common stock purchased or acquired on different dates or at different prices), the aggregate basis for each block of MedCom common stock purchased or acquired on the same date and at the same price will be allocated, to the greatest extent possible, between the shares of our common stock (including any fractional share) received in the spin off in respect of such block of MedCom common stock and such block of MedCom common stock, in proportion to their respective fair market values, and the holding period of the shares of our common stock (including any fractional share) received in the spin off in respect of such block of MedCom common stock will include the holding period of such block of MedCom common stock, provided that such block of MedCom common stock was held as a capital asset on the distribution date. If a MedCom stockholder is not able to identify which particular shares of our common stock (including any fractional share) are received in the spin off with respect to a particular block of MedCom common stock, for purposes of applying the rules described above, the stockholder may designate which shares of our common stock are received in the spin off in respect of a particular block of MedCom common stock, provided that such designation is consistent with the terms of the spin off. Holders of MedCom common stock are urged to consult their own tax advisors regarding the application of these rules to their particular circumstances.

If the spin off does not qualify for tax-free treatment, then MedCom will recognize taxable gain in an amount equal to the excess of the value of the shares of our common stock held by MedCom immediately prior to the spin off over MedCom's tax basis in such shares of our common stock. In addition, a holder of MedCom's common stock will be subject to tax as if the holder had received a taxable distribution in an amount equal to the fair market value of the shares of our common stock received in the spin off by such holder. See "Risk Factors-Risks Related to the Spin Off-The spin off could result in substantial tax liability."

Current U.S. federal tax law that applies to spin offs generally creates a presumption that the spin off would be taxable to MedCom but not to its stockholders if we engage in, or enter into an agreement to engage in, a plan or series of related transactions that would result in 50% or greater change (by vote or by value) in our stock ownership during the four-year period beginning on the date that begins two years before the spin off, unless it is established that the transaction is not pursuant to a plan related to the spin off. United States Treasury Regulations generally provide that whether an acquisition of our stock and a spin off are part of a plan is determined based on all of the facts and circumstances, including specific factors listed in the regulations. In addition, the regulations provide certain "safe harbors" for acquisitions of our stock that are not considered to be part of a plan related to the spin off.

There are other restrictions imposed on us under current U.S. federal tax law for spin offs and with which we will need to comply in order to preserve the favorable tax treatment of the distribution, such as continuing to own and manage our technology business and limitations on sales or redemptions of our common stock for cash or other property following the distribution.

In the tax sharing agreement with MedCom, we will agree that, among other things, we will not take any actions that would result in any tax being imposed on the spin off. Please see "Agreements with MedCom-Tax Sharing Agreement" for more detail.

Treasury Regulations under Section 355 of the Code require that certain MedCom stockholders who receive shares of our common stock pursuant to the spin off attach statements to their U.S. federal income tax returns for the taxable year in which such stockholder receives the shares of our common stock in the spin off, which statement shows the applicability of Section 355 of the Code to the spin off.

MedCom will make available to the MedCom stockholders who may be subject to this requirement any information known to MedCom and necessary to comply with this requirement.

RESULTS OF THE SPIN OFF

Following the spin off, we became an independent public company owning and operating what had previously been MedCom's card technology business. Immediately following the spin off, we have 146,770,504 shares of our common stock outstanding and approximately 620 holders of record of shares of our common stock, based upon the number of shares of MedCom common stock outstanding and the number of record holders of MedCom common stock on December 15, 2006.

The spin off will not affect the number of outstanding MedCom shares or any rights of MedCom stockholders, although it will affect the market value of the outstanding MedCom common stock.

LISTING AND TRADING OF OUR COMMON STOCK

As of the date of this prospectus, there is no public market for our common stock. We have applied to the NASD for our common stock has been authorized for listing on the Bulletin Board under the symbol "CATI." MedCom common stock continues to be listed on the NASDAQ under the symbol "EMED."

There currently is no trading market for our common stock, although we expect that a market will develop on or shortly after the payment date for the distribution and the NASD authorization for listing. Shares registered in this prospectus may not be sold until it is declared effective. Neither we nor MedCom can assure you as to the trading price of our common stock or as to whether the combined trading prices of our common stock and MedCom's common stock will be less than, equal to or greater than the trading prices of MedCom's common stock prior to the spin off. See "Risk Factors-Risks Related to the Spin Off." The trading price of our common stock is likely to fluctuate significantly, particularly until an orderly market develops.

The shares of our common stock distributed to MedCom's stockholders will be freely transferable, except for shares received by individuals who are deemed affiliates or who received restricted shares as a result of holding MedCom restricted shares. Those receiving shares of our common stock who hold restricted stock of MedCom on the record date are the selling shareholders under this prospectus and will be able to use this prospectus to sell their shares. The shares retained by MedCom are not being registered in this offering.
Individuals who may be considered our affiliates after the spin off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. This may include some or all of our executive officers and directors. In addition, individuals who are affiliates of MedCom on the distribution date may be deemed to be affiliates of ours. Individuals who are our affiliates will be permitted to sell their shares of common stock received in the spin off only pursuant to an effective registration statement under the Securities Act of 1933, of the "Securities Act," an appropriate exemption from registration, or pursuant to Rule 144 once 90 days have expired since the date that the registration statement of which this prospectus is a part was declared effective. In general, under Rule 144, an affiliate who receives shares of our common stock in the distribution, for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

-    1%  of  the  then-outstanding  shares  of  common  stock;  and

- the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to provisions relating to notice, manner of sale, volume limitations and the availability of current public information about us.

TRADING OF MEDCOM COMMON STOCK BETWEEN THE RECORD DATE AND DISTRIBUTION DATE MedCom's common stock continues to trade on the NASDAQ. After December 15, 2006, shares of MedCom purchased will not include an entitlement to receive shares of our common stock distributed in the spin off, as the entitlement will remain with the original holder. Therefore, if you own shares of MedCom common stock on December 15, 2006 and thereafter sell those shares, you will receive the shares of our common stock in the spin off.

REASONS  FOR  FURNISHING  THIS  PROSPECTUS

This prospectus is being furnished solely to provide information about us and about the spin off to MedCom stockholders who will receive shares of our restricted common stock in the spin off because they held restricted MedCom stock and to register those shares of restricted common stock. It is not and should not be construed as an inducement or encouragement to buy or sell any of our securities or any securities of MedCom. We believe that the information contained in this prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this prospectus may occur after that date, and neither we nor MedCom undertake any obligation to update the information except in the normal course of our respective public disclosure obligations and practices.

                             DESCRIPTION OF BUSINESS

BACKGROUND AND HISTORY

MedCom has assigned its patent number 6,032,859 to the Company upon its formation. The MedCom Renewable card system patent was created by MedCom as part of its card building technology endeavors in the 1990's. The patent covers the technology and process for taking a card with a magnetic strip or other data capture mechanism and activating the card by loading a determined monetary value onto the card for use at a later date for different types of transactions. This process can be utilized for prepaid phone cards, gift cards, affinity cards and value cards. New View Technologies, which was acquired by MedCom developed the patent and all patents were assigned by New View Technologies to MedCom.

DESCRIPTION OF THE INDUSTRY

From the increased use of phone cards populated with value by retailers to the expansion of gift cards at major department stores and big box stores, to the creation of affinity cards by retailers building customer loyalty, and the sale of these cards in supermarkets, convenience stores, coffee shops and other outlets, the implementation of card activation for consumers has been expanding greatly throughout the United States. Many retailers every day are adding this product availability to its sales efforts.

There are many different companies offering phone cards. There are a number of different service companies offering gift card processing and there are a variety of different companies offering processing services. It is our understanding that many, if not all of these companies, are utilizing those processes protected by the patent we own for activating these types of cards.

The Retail industry has adopted the method of activating cards at the time of purchase in order to reduce theft and cost of holding cards with pre-loaded values included. According to projections by Deloitte & Touche, more than two-thirds of U.S. shoppers bought nearly five gift cards on average this past holiday season. Sales of these prepaid products, along with cash cards, prepaid phone cards and other stored value instruments, are projected to increase from $109 billion today to $132 billion in 2008.

The retailer benefits significantly because it receives revenue from the customer and provides an interest free float on those monies until the customer actually utilizes the card for purchasing. This creates a tremendous profit opportunity for the retailer which has resulted in their encouragement of consumers to acquire gift cards as a gift solution.

The retailer also benefits because a percentage of the cards are not fully utilized or used at all thereby providing a 100% profit to the retailer for the amount not used.

The retailer benefits thirdly from consumers who may not normally frequent the store, but do so because they have a gift card and then often increment the sale above the value of the gift card with additional purchases.

Lastly, the retailer accrues a benefit by reducing returns of merchandise from unsatisfied customers who received merchandise as gifts.

OVERVIEW

We are a technology licensing company who intends to license our technology to retailers, supermarkets, convenience stores and other service providers such as phone companies, the post office and military stores who wish to provide consumers with cards that can be encoded with monetary value for use for a subsequent purchase.

We intend to require, wherever our patents apply, reasonably appropriate annual royalty guarantees and advances from the retailer or service provider to enter into these licensing agreements, given the value added of our intellectual property.

By providing a licensing model, we expect to be able to convert many, if not all, of these providers to licensees for our patented system. With the multiples of number of outlets per chain, the revenue potential can be quite significant.

MARKETING
In developing our marketing approach, we have secured the services of the law firm of Orum and Roth LLC to begin the negotiations concerning the licensing of the proprietary patented technology of electronic activation of phone, gift cards, affinity cards and value cards with current users of our technology.

We intend to generate revenues primarily by charging licensing fees to the retailers who are utilizing our patented technology. We have identified hundreds of retail chains who the company believes are presently utilizing our patented technology in the sale of gift cards, phone cards, affinity cards and value cards.

PATENTS AND LICENSES

When a new product or process is developed, we may seek to preserve the economic benefit of the product or process by applying for a patent in each jurisdiction in which the product or process is likely to be exploited. Generally, for a patent to be granted, the product or process must be new and be inventively different from what has been previously patented or otherwise known anywhere in the world. Patents generally have a life span of 20 years from the date of application depending on the relevant jurisdiction, after which time any person is free to exploit the product or process covered by a patent. A person who is the owner of a patent has, within the jurisdiction in which the patent is granted, the exclusive right to exclude others from practicing the subject matter defined in the patent claims. The patent, 6,032,859 was granted on March 7, 2000. The patent has about another 11 year term, based on the September, 1997 application date.

COMPETITION

Competition in the technology industry is intense. Potential competitors in the United States and Europe are numerous and include.

EMPLOYEES

As of December 15, 2006, we had three executive officers, Mr. Williams, President and CEO, Mr. Bednarski, our Chief Operating Officer and Mr. Michael Mallet our Executive Vice President. All of these gentlemen are employees of MedCom and do not receive any compensation from us at this time. Mr. Bednarski will be providing a substantial portion of his time to the Company. We have no full or part-time employees.

PROPERTY
The Company has office space in Chicago under a monthly oral agreement with no specific term. At present, we require little dedicated office space. We believe that our existing facilities are adequate for our current needs and that additional space will be available as needed.

LEGAL PROCEEDINGS

As  of  December  15,  2006,  we  had  initiated  lawsuits  against  McDonald's
Corporation, Walgreen Co. and Sears Holding Corporation for infringing its payment transaction patent but no responses had been filed in those actions by the defendants. On that date, there were no pending or threatened legal proceedings against the Company.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis of our plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.

OVERVIEW
--------

PLAN OF OPERATIONS

We were incorporated in Delaware in August of 2006 as Card Activation Technologies, Inc.

PATENT TECHNOLOGY

The Company has the ability to market and sell licensing opportunities for the card activation proprietary patented technology for activating phone cards and gift cards at retail stores and other distribution outlets. The patent covers the technology and process for taking a card with magnetic strip or other data capture mechanism and activating the card by downloading a determined monetary value onto the card for use at a later date for different types of transactions. This process can be utilized for prepaid phone cards, gift cards, and affinity cards. New View Technologies, which was acquired by MedCom, developed the patent and all patents have been assigned to MedCom.

In September 2006, MedCom transferred the patent technology to the company. Presently, the company has sent proposed license agreements to numerous companies and initiated three law suits against companies that have violated this patent and will continue to pursue the litigation against those companies that have violated the company's patents. Once the company is successful in the pursuit of the patent violators and in its licensing program, we anticipate receiving the appropriate royalties from the use of our technology by third parties by allowing licensing arrangements to our technology and anticipated royalties for the use of our patent.

RESULTS OF OPERATIONS

We are a development stage company and have generated no revenues from the anticipated royalty income.

LIQUIDITY AND CAPITAL RESOURCES

The Company's operating requirements has been and will be funded primarily from its related party entity MedCom USA, Inc. The Company believes that the cash flows from the patent litigation are inadequate will rely upon the sale of common stock to sustain its operations. The Company will used funds advanced from an affiliated entity that is controlled by the Company's chairman and chief executive officer. The company is looking at expanding its market and look for acquisition that complement the Company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

USE OF ESTIMATES

Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

REVENUE RECOGNITION

Revenue recognized the use of our patent technology by receiving royalties or licensing fees from the deployment of our technology. Revenue is recorded when sales are generated from third parties that have deployed our technology and generated sales from that technology. We anticipated that at a minimum Card Activation will received nearly 3% of royalties or licensing fees based upon the overall use of our technology today by violators, Company has no further obligation.

NET INCOME (LOSS) PER SHARE

The Company has presented basic and diluted net income (loss) per share pursuant to SFAS No. 128, "Earnings per Share," and the Securities and Exchange Commission SAB No. 98. In accordance with SFAS No. 128, basic net income (loss) per share has been computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share includes the effect, if any, from the potential exercise or conversion of securities, such as stock options, which would result in the issuance of shares of common stock.

Basic and diluted loss per share is based on the net loss divided by the weighted average number of common shares outstanding during the period. No effect has been given to outstanding potential common shares such as options, warrants and convertible instruments in the diluted computation as their effect would be anti-dilutive.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 R (As amended) Accounting for Stock-Based Compensation. This statement is a revision of FASB Statement No 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, like Bond, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 15, 2005. Management is required to implement this Statements beginning in fiscal year beginning on January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.

Description  of  Properties
---------------------------

The company has its headquartered in rented office space adjacent to its patent counsel's offices in Chicago, Illinois. The company does not have any other facilities at this time.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is information regarding the Company's current directors and executive officers. There are no family relationships between any of our directors or executive officers. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the Board of Directors.

Name                  Age  Title

William P. Williams    53  President and Chief Executive Officer, Director

Michael Malet          59  Executive Vice President

William L. Bednarski   52  Chief Operating Officer

William P. Williams, President and Chief Executive Officer, Director
--------------------------------------------------------------------

William P. Williams has been the Chairman, Chief Executive Officer of the Company since inception and has held the same positions with MedCom since August 2001. He is also currently Chief Executive Officer and Chairman of the Board for American Nortel Communications, Inc., a publicly traded company located in Scottsdale, Arizona, which is in the business of long-distance telephone service domestically, as well as internationally. From 1983 to 1995, he was President and Chairman of the Board of Shelton Financial, Inc., a financial factoring firm headquartered in San Antonio, Texas. Mr. Williams has a Bachelor of Arts and a Master of Business Administration in Finance from Baylor University

Michael Malet, Executive Vice President
---------------------------------------

Mr. Malet has served as Executive Vice President of MedCom since 2001. From 1998 to 2001 he was the chief operating office of MedCom. From 1995 to 1997 he was President of New View Technologies Inc. which manufactured on-line phone card vending machines and produced software for point-of-sale terminals for the activation of debit transactions and phone card/gift card activation. New View Technologies was purchased by MedCom in 1998. From 1986 to 1994 he was President of Keyosk Corporation, a manufacturer of on-line intelligent vending machines.

William L. Bednarski, Chief Operating Officer
---------------------------------------------

Mr. Bednarski joined the Company in October, 2006 from Minrad International Inc., a medical device and acute care company, where he had originally been hired as the COO in February 2005 and was then promoted to President and CFO in January 2006. For the twelve years prior to Minrad, he worked with Nellcor, now a division of Tyco International Ltd., as Vice President of OEM and Licensing Technology. While with Nellcor, a leading manufacturer of pulse oximetry and critical care products, he negotiated and managed over 90 OEM and Licensing agreements. Mr. Bednarski was recruited to Nellcor from the Ohmeda Monitoring Group of BOC, Inc., where he had been Director of Business Development. Prior to entering the medical device industry, he had served as Controller of a division of Otis Elevator and Controller of Alpha Wire Corporation. Mr. Bednarski graduated Cum Laude from Harvard University and has an MBA in Finance from the Wharton School of Business at the University of Pennsylvania.

AUDIT COMMITTEE FINANCIAL EXPERT

The Company does not have an audit committee or a compensation committee of its board of directors. In addition, the Company's board of directors has determined that the Company does not have an audit committee financial expert serving on the board. When the Company develops its operations, it will create an audit and a compensation committee and will seek an audit committee financial expert for its board and audit committee. Until it has such committees and such an expert, the Company will not be able to list its stock on the major securities exchanges or the NASDAQ.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

At the present time, none of the company's officers receive any compensation from the company. It is anticipated that once the company begins to generate revenues, the company's Chief Operating Officer, William Bednarski, will begin receiving compensation from the company, but the amount has yet to be determined. In addition, it is anticipated that the Company will provide Mr. Bednarski with normal and customary benefits, including health and dental insurance, vacation, expense reimbursement, and retirement plan contributions.

There is currently no arrangement with Mr. Williams or Mr. Malet to provide compensation for their executive services to the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Company has no formal plan for Director compensation, but anticipates that it will reimburse the reasonable and customary expenses of any future non-employee directors associated with their service on the board, including travel expenses and standard fees for attending board meetings. In addition, the Company has established the 2006 Stock Option Plan (the "Plan") for employees, directors and consultants and reserved 1,000,000 shares for issuance under the Plan. At the date hereof, no options have been issued under this Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists stock ownership of our Common Stock as of December 15, 2006. The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of three directors and executive officers and
(iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

--------------------------------------------------------------------------------------------------------------
                                                                      Number                     Percentage of
                                                                      of Shares    Percentage    Class After
Name and Address of Owner                           Title of Class    Owned (1)    of Class (2)  Offering (3)
William P. Williams                                 Common Stock
7975 N. Hayden Rd., Suite D333
Scottsdale, AZ 85258

William O. Bednarski                                Common Stock

Michael Malet                                       Common Stock
2102 Business Center Drive
Suite G115
Irvine, CA 92612

All Officers and Directors                          Common Stock
As a Group (3 persons)


                                       21

American Nortel Communications, Common Stock Inc.
7975 N. Hayden Rd., Suite D333
Scottsdale, AZ 85258

MedCom USA, Incorporated
7975 N. Hayden Rd., Suite D333
Scottsdale, AZ 85258

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of are deemed outstanding for computing the percentage of the persons holding such options or warrant but are not deemed outstanding for computing the percentage of any other persons.

(2)  Percentage  based  on  shares  of  common  stock  outstanding  as  of  .

(3)
--------------------------------------------------------------------------------------------------------------

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted an employee stock option plan, which acts as an incentive stock option plan, under which the Company's officers, directors, consultants, and employees will be eligible to receive, in relevant part, either securities or stock options exercisable for the Company's securities at exercise prices that may be equal to or lower than the offering price. The Company has reserved 1,000,000 shares of Common Stock for issuance under this plan. No options have been issued under this plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members.

                             AGREEMENTS WITH MEDCOM

Following the spin off, our company and MedCom operate separately, each as independent public companies. In order to govern the relationship between our company and MedCom after the spin off and to provide mechanisms for an orderly transition, we and MedCom are entering into certain agreements which will facilitate the spin off, govern our relationship with MedCom after the spin off and provide for the allocation of tax and other liabilities and obligations. The following is a summary of the terms of the material agreements we are entering into with MedCom.

SEPARATION AGREEMENT

The separation agreement governs the contribution of MedCom's card technology business to us, the subsequent distribution of shares of our common stock to MedCom stockholders and other matters related to MedCom's relationship with us.

The Contribution

To effect the contribution, MedCom transferred all of the assets of the card technology business, including its patent to us as described in this prospectus. We have assumed and will agree to perform and fulfill all of the liabilities (including contingent liabilities) of the card technology business in accordance with their respective terms. MedCom has not and will not make any representation or warranty as to the assets or liabilities transferred or assumed as part of the contribution or sale or as to any consents which may be required in connection with the transfers. All assets were transferred on an "as is," "where is" basis.

The parties agreed to use reasonable best efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts to be transferred in connection with the contribution. We will also use our reasonable best efforts to replace or terminate any guarantees, sureties, bonds, letters of credit or similar instruments made or posted by MedCom, if any, which relate to our business, and indemnify MedCom against any losses it may incur if we are unable to do so.

The Distribution

The separation agreement provides that on the payable date (which will be determined by MedCom), MedCom will distribute one share of our common stock for every one share of its common stock to its stockholders of record as of the end of business on December 15, 2006. MedCom has retained a significant number of shares of our stock.

The separation agreement provides that we and MedCom will use our reasonable best efforts to consummate the distribution, including to use such efforts to file a registration statement and any subsequent amendments or supplements thereto with the SEC regarding our common stock and the company, take such actions as may be necessary under state blue-sky laws and prepare and mail to MedCom stockholders such other materials as MedCom determines necessary or desirable and required under law. In addition, the separation agreement provides that we will agree to prepare, file and use our reasonable best efforts to make effective an application for listing our stock with NASDAQ.

Exchange of Information

We and MedCom agree to provide each other with information reasonably necessary to comply with reporting, disclosure or filing requirements of governmental authorities, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, claims, litigation or similar requests, business or legal related. We and MedCom also agree to certain record retention and production procedures and agree to cooperate in any litigation as described below. Each party has agreed to maintain at its own cost and expense adequate systems and controls for its business to the extent reasonably necessary to allow the other party to satisfy its reporting, accounting, audit and other obligations. Each party also agrees to provide to the other party all financial and other data and information that the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings. Each party agrees to use its reasonable best efforts to make available to the other party its current, former and future directors, officers, employees and other personnel or agents who may be used as witnesses and books, records and other documents which may reasonably be required in connection with legal, administrative or other proceedings.

Limitation on Damages

We and MedCom agree to waive, and neither we nor MedCom will be able to seek, consequential, special, indirect or incidental damages or punitive damages.

Dispute Resolution

If a dispute arises with MedCom under the separation agreement or any ancillary agreement, we have agreed to the following procedures:

- the dispute will be submitted to a steering committee of two members, one appointed by each of us and MedCom, the decision of such steering committee to be binding on us and MedCom; and

- if resolution through the steering committee fails, the parties can resort to final and binding arbitration unless the suit seeks injunctive relief or specific performance or if the suit involves the tax free treatment of the spin off.

TAX SHARING AGREEMENT

In connection with the separation agreement, we have entered into a tax sharing agreement with MedCom. This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and MedCom, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.

Allocation  of  Tax  Liability
Prior to December 15, 2006, we were included in MedCom's consolidated federal income tax returns and were included with MedCom in applicable combined or unitary state and local income tax returns.

- Under the tax sharing agreement, MedCom generally is be liable for all U.S. federal, state, local, and foreign income taxes attributable to us with respect to taxable periods ending on or before December 15, 2006. We are generally liable for all other taxes attributable to us post December 15, 2006.

- MedCom will prepare and file (1) the MedCom consolidated U.S. federal income tax return for all taxable periods, including the taxable periods in which we are included, (2) any MedCom combined, unitary or consolidated state income tax returns for all taxable periods, including the taxable periods in which we are included, (3) all other U.S. federal, state, and local income tax returns for MedCom and its affiliates (including us) with respect to taxable periods ending on or before December 15, 2006, (4) income tax returns for MedCom and its affiliates for post-December 14, 2006 tax periods and (5) certain other tax returns. We will generally prepare and file all other tax returns attributable to us, except that MedCom has the option to prepare and file any income tax return for us with respect to any taxable period beginning before the record date and ending after the record date if it provides us with written notice within 45 days after the end of that taxable period. The party responsible for the tax liability will generally control all decisions affecting audits and legal proceedings with respect to that return.

- Under the tax sharing agreement, we have agreed to indemnify MedCom (and MedCom has agreed to indemnify us) for any tax detriments arising from an inter-group adjustment, but only to the extent we (or MedCom) realize a corresponding tax benefit.

Restrictions and Indemnities in Connection with the Tax Treatment of the Distribution

The tax sharing agreement also provides that we are liable for taxes incurred by MedCom that arise as a result of our taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code. We therefore have agreed that, among other things, we will not take any actions that would result in any tax being imposed on the spin off. More specifically, for the two-year period following the spin off, we have agreed not to:

- Sell or otherwise issue to any person, or redeem or otherwise acquire from any person, any of our equity securities; provided, however that we may (1) sell or otherwise issue equity securities or repurchase equity securities in certain circumstances permitted by the IRS guidelines, and (2) sell or otherwise issue equity securities provided that such issuance, individually or when aggregated with other issuances and any transactions occurring in the four-year period beginning on the date which is two years before the distribution date, and with any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the spin off (other than sales or issuances of equity securities described in clause (1) above), results in one or more persons acquiring, directly or indirectly (as determined under Section 355(e) of the Code, taking into account applicable constructive ownership rules), stock representing a 35% or greater interest, by vote or value, in us.

- Sell, transfer, or otherwise dispose of our assets that, in the aggregate, constitute more than 50% of our gross assets, excluding any sales conducted in the ordinary course of our business.

- Voluntarily dissolve or liquidate or engage in any merger (except for certain cash acquisition mergers), consolidation, or other reorganization, except for certain mergers and liquidations of our wholly owned subsidiaries to the extent not inconsistent with the tax-free status of the spin off.

- Take any action (including, but not limited to, the sale or disposition of any stock, securities, or other assets), or fail to take any action that would cause MedCom to recognize gain under any gain recognition agreement to which MedCom is a party.

- Amend our certificate of incorporation (or any other organizational document), or take any action, whether through a stockholder vote or otherwise, affecting the relative voting rights of our separate classes of stock (including, without limitation, through the conversion of one class of stock into another class of stock), but only to the extent such amendment, action or conversion, if treated as an issuance of equity securities, would otherwise be prohibited by the tax sharing agreement.

- Solicit any person to make a tender offer for, or otherwise acquire or sell, our equity securities, participate in or support any unsolicited tender offer for, or other acquisition, issuance, or disposition of, our equity securities, or approve or otherwise permit any proposed business combination or merger or any transaction which, individually or when aggregated with any other transactions occurring within the four-year period beginning on the date which is two years before the distribution date, and with any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the spin off (other than certain issuances of equity securities permitted by IRS guidelines), results in one or more persons acquiring, directly or indirectly (as determined under Section 355(e) of the Code, taking into account applicable constructive ownership rules), stock representing a 35% or greater interest, by vote or value, in us.

In addition, we have agreed not to engage in certain of the actions described above, whether before or after the two-year period following the spin off, if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the spin off.

We may, however, take certain actions prohibited by the tax sharing agreement if we provide MedCom with an unqualified opinion of tax counsel or MedCom receives a supplemental private letter ruling from the IRS, acceptable to MedCom, to the effect that these actions will not affect the tax-free nature of the spin off.

ADMINISTRATIVE  SERVICES  AGREEMENT

Under an administrative services agreement between the MedCom and us, we have agreed to share certain administrative functions and personnel until we can establish our own administrative operating systems and hire its own personnel.

                            DESCRIPTION OF SECURITIES

DESCRIPTION OF CAPITAL STOCK

The Company has authorized a total of 176,000,000 shares, consisting of 175,000,000 shares of Common Stock, par value $0.00 1 per share, and 1,000,000 shares of Preferred Stock, par value $0.00 1 per share. As of December 15, 2006, the Company had 146,770,504 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common  Stock
-------------

Voting  Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company's board of directors out of legally available funds. The Company and its predecessors have not declared any dividends in the past. Further, the Company does not presently contemplate that there will be any future payment of any dividends on Common Stock.

Preferred  Stock
----------------

Our board of directors has the authority to issue 1,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. As of the date of this prospectus, the Company does not have any preferred stock issued or outstanding. If we issue any preferred stock in the future, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Options
-------

The Company has established a 2006 Stock Option Plan (the "Plan") for employees, directors and consultants and reserved 1,000,000 shares for issuance under the Plan. At the time of this Offering, no options have been issued under this Plan.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our securities although we expect one to develop once the company's shares are approved for trading with the NASDAQ. As of December 15, 2006, 175,000,000 shares of our Common Stock were authorized for issuance and 146,770,504 shares of Common Stock were issued and outstanding. As of December 15, 2006, 1,000,000 shares of our Preferred Stock were authorized for issuance and no shares of Preferred Stock were issued and outstanding.

The Company has not paid any dividends on its capital stock and does not expect to pay dividends for the foreseeable future.

                              SELLING STOCKHOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder and the number of shares that may be offered by each selling stockholder for sale under this prospectus. The selling stockholders may sell their shares of our Common Stock from time to time in one or more offerings under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the Offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated below, no selling stockholder nor any of their affiliates have held a position or office or had any other material relationship with us.

                              PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus is being offered by the selling stockholders. The Common Stock may be sold or distributed from time to time by the selling stockholders directly to one or more investors or through brokers, dealers or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus may be effected in one or more of the following methods:

-    ordinary  brokers'  transactions,

-    through  brokers,  dealers,  or  underwriters who may act solely as agents,

-    "at  the  market"  into  an  existing  market  for  the  Common  Stock,

- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

-    in  privately  negotiated  transactions,  and

-    any  combination  of  the  foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We will pay the entire expenses incident to the registration, offering, and sale of the Common Stock to the public other than commissions or discounts of underwriters, broker-dealers or agents.

While they are engaged in a distribution of the Common Stock included in this prospectus the selling stockholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock offered by this prospectus.

                                USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from their sale of shares of Common Stock in this Offering.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

The Company's charter and bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, against all expenses and liabilities reasonably incurred in connection with services for the Company or on its behalf.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The audited financial statements of our Company for the period August 29, 2006 through September 30, 2006 have been audited by S E Clark & Company P.C., independent public accountants. The report of S E Clark & Company P.C., which appears elsewhere herein, includes an explanatory paragraph as to the ability of our Company to continue as a going concern. The financial statements of our Company are included in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

                              FURTHER INFORMATION

We will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100
F. Street, N.E., Room 1580, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.
       -----------

                       CARD ACTIVATION TECHNOLOGIES, INC.

                            Development Stage Company

                          AUDITED FINANCIAL STATEMENTS

                    FOR THE PERIOD ENDED SEPTEMBER 30, 2006

                  With Report of Registered Public Accountants

                       CARD ACTIVATION TECHNOLOGIES, INC.

                            Development Stage Company
                                TABLE OF CONTENTS
                                -----------------


                                                               Page
                                                               ----

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:                 F-2
          SE Clark & Company P.C.

CONSOLIDATED FINANCIAL STATEMENTS:

      Balance Sheet at September 30, 2006                      F-3

      Statements of Operations for the period ended
        September 30, 2006                                     F-4

      Statements of Stockholders' Equity for the period ended
        September 30, 2006                                     F-5

      Statements of Cash Flows for the period ended
        September 30, 2006                                     F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     F-7

                            S.E.CLARK & COMPANY, P.C.

           Registered Firm: Public Company Accounting Oversight Board


            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------


Board of Directors and Stockholders
Card Activation Technologies, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of Card Activation Technologies, Inc. (the "Company"), as of September 30, 2006 and the related statements of operations, changes in stockholders' equity, and cash flows for the current and accumulated period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board, generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Card Activation Technologies, Inc. (the "Company"), as of September 30, 2006 and the results of its operations and its cash flows for the current and accumulated periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ S.E.CLARK & COMPANY, P.C.

Tucson, Arizona
December 15, 2006


--------------------------------------------------------------------------------
 744 N. Country Club Road, Tucson, AZ 85716  (520) 323-7774, Fax (520) 323-8174,
                               seclarkcpa@aol.com
                               ------------------

                        CARD ACTIVATION TECHNOLOGIES INC.
                                  BALANCE SHEET
                            DEVELOPMENT STAGE COMPANY


                                                           SEPTEMBER 30, 2006
------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:

Cash                                                      $                 -
------------------------------------------------------------------------------

  Total current assets                                                      -

  TOTAL ASSETS                                            $                 -
------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITYCURRENT LIABILITIES:

  Accounts payable                                        $                 -
  Accrued Liabilities                                                       -
------------------------------------------------------------------------------

    Total current liabilities                                               -

  Loans Payable - Intercompany                                         15,758
------------------------------------------------------------------------------
                                                                       15,758
------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIT:

  Common stock, $.0001 par value, 175,000,000 shares                        -
  authorized 0 issued and outstanding                                       -
  Preferred shares, $.001par value, 1,000,000 shares                        -
  authorized 0 issued and outstanding  Paid in capital                      -
  Accumulated deficit                                                 (15,758)
------------------------------------------------------------------------------
    Total stockholders' deficit                                       (15,758)
------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $                 -
------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                        CARD ACTIVATION TECHNOLOGIES INC.
                             STATEMENT OF OPERATIONS
                            DEVELOPMENT STAGE COMPANY

                         FOR THE CURRENT AND ACCUMULATED
                         PERIOD ENDED SEPTEMBER 30, 2006
                         -------------------------------


                                                            2006
                                                          ---------
REVENUES:
Revenue                                                          -
                                                          ---------
    Total                                                        -

OPERATING EXPENSES:

General and Administrative                                  15,758
  Selling and Marketing                                          -
  Depreciation and amortization                                  -
                                                          ---------
    Total operating expenses                                15,758
                                                          ---------

OPERATING LOSS                                             (15,758)
                                                          ---------

OTHER (INCOME) AND EXPENSES

  Interest Expense                                               -
                                                          ---------
    Total other expense                                          -
                                                          ---------

LOSS BEFORE INCOME TAXES                                  $(15,758)

INCOME TAX (BENEFIT) PROVISION                                   -
                                                          ---------

NET LOSS PER SHARE                                        $(15,758)
                                                          ---------

NET LOSS PER SHARE

Basic:                                                    $      -
                                                          ---------

Diluted:                                                  $      -
                                                          ---------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic:                                                           -
                                                          ---------

Diluted:                                                         -
                                                          ---------

                 See accompanying notes to financial statements

                        CARD ACTIVATION TECHNOLOGIES INC.
                             STATEMENT OF CASH FLOWS
                            Development Stage Company

                         FOR THE CURRENT AND ACCUMULATED
                         PERIOD ENDED SEPTEMBER 30, 2006
                         -------------------------------


                                                        2006
---------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)                                            $(15,758)

Adjustments to reconcile net income to net cash
  (used in) operating activities:

Depreciation and amortization                                -

Change in assets and liabilities:
  Accrued Liabilities                                        -
  Accounts payable                                           -
---------------------------------------------------------------

    Net cash (used in) operating activities            (15,758)
---------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
---------------------------------------------------------------

    Net cash (used in) provided by investing activities      -

CASH FLOWS FROM FINANCING ACTIVITIES:

Purchase of Common Stock                                     -

Loans from Affiliates                                   15,578
---------------------------------------------------------------

    Net cash provided by financing activities           15,578
---------------------------------------------------------------
INCREASE IN CASH                                             -

CASH, BEGINNING OF YEAR                                      -
---------------------------------------------------------------

CASH, END OF YEAR                                     $      -
---------------------------------------------------------------


                 See accompanying notes to financial statements

                         CARD ACTIVATION TECHNOLOGIES INC.
                         STATEMENT OF STOCKHOLDERS' EQUITY
                             Development Stage Company

                          FOR THE CURRENT AND ACCUMULATED
                          PERIOD ENDED SEPTEMBER 30, 2006
                          -------------------------------

                              Common Stock        Paid-in        Accumulated
                            Shares     Amount     Capital     Deficit     Total
                          ---------  ---------  ----------  ----------  ----------

                                                $        -                      -
Stock Issued August 29,                                                         -
2006 Accumulated Deficit                                      (15,758)    (15,758)
----------------------------------------------------------------------------------
September 30, 2006                -          -           -    (15,758)    (15,758)

                 See accompanying notes to financial statements

                       CARD ACTIVATION TECHNOLOGIES, INC.
                            DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE PERIOD ENDING SEPTEMBER 30, 2006
                    ----------------------------------------

1.  DESCRIPTION OF BUSINESS

Card Activation Technologies, Inc. ("CAT or The Company") was incorporated in the state of Delaware on August 29, 2006. The Company is a development stage company and is a wholly owned subsidiary of MedCom USA, Incorporated (EMED.OB). The company received, through a spin off, the ownership of a patent of MedCom
USA Incorporated. The company has not begun the process of operating this business and is still in the process of reviewing the impact of the patent infringement costs, and future cash flow from successful litigation. The Company was incorporated for the sole purpose of financing and litigation patent infringements related to the unauthorized use of electronic activation of phone, gift and infinity cards. CAT is incorporated in Delaware with the focus on the licensing of the proprietary patented technology of electronic activation of phone, gift and affinity cards

The MedCom Management intends to spin off Card Activation Technology, Inc. into a separately traded company. Under the current plan, shareholders will receive one share in the new entity for each share of MedCom they own on the record date. The MedCom Renewable card system patent was created by MedCom as part of its card building technology endeavors in the 1990's. The patent covers the technology and process for taking a card with a magnetic strip or other data capture mechanism and activating the card by downloading a determined monetary value onto the card for use at a later date for different types of transactions. This process can be utilized for prepaid phone cards, gift cards, and affinity cards. New View Technologies, which was acquired by MedCom in December 1996, developed the patent and all patents were assigned by New View Technologies to MedCom.

2.  BASIS OF PRESENTATION

The accompanying financial statements represent the financial position and results of operations of the Company and includes the accounts and results of operations of the Company. The accompanying financial statements include only the subsidiary Company for the period ended September 30, 2006.

3.  GOING CONCERN ISSUES

Management cannot provide any assurances that they will be able to secure sufficient funds to satisfy the cash requirements for the next 12 months. The inability to secure additional funds would have a material adverse effect on the Company.

These financial statements are presented on the basis that the Company will continue as a going concern. Other than the previously disclosed impairments, no adjustments have been made to these financial statements to give effect to valuation adjustments that may be necessary in the event the Company is not able to continue as a going concern. The effect of those adjustments, if any, could be substantial.


4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). A summary of the Company's significant accounting policies follows:

     (a)  Nature of Business

The Company was incorporated in Delaware on August 29, 2006 and is a development stage company. The company is in the process of determining the expected cash flow from the patent infringement litigation.

     (b)  Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The primary management estimates included in these financial statements are the impairment reserves applied to various long-lived assets and the fair value of its stock tendered in various non-monetary transactions.

     (c)  Property and Equipment

Property and equipment will be recorded at cost less impairment and accumulated depreciation. Depreciation will be recorded using the straight-line method.

Management periodically assesses its ability to recover the cost of its long-lived assets in accordance with the provisions of SFAS 144. Costs deemed not recoverable are charged to operations and the asset cost reduced by the estimated impairment.

     (d)  Cash and Cash Equivalents

Cash includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash balances are insured by the F.D.I.C. up to $100,000 per institution.

     (e)  Fair Value of Financial Instruments

The financial instruments disclosed elsewhere in these notes are deemed to be representative of their fair values, as the interest rates approximate market rates giving consideration to their respective risks. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

     (f)  Income Taxes

The Company provides for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which, among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements.

     (g)  Net  Loss  Per  Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted the provisions of SFAS No. 128 Earnings Per Share.

     (h)  Stock-Based  Compensation

Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

The Company accounts for stock awards issued to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Under SFAS 123 and EITF 96-18, stock awards to nonemployees are accounted for at their fair value as determined under Black-Scholes option pricing model.

     (h)  Intangible  Assets

The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002. As a result, the Company discontinued amortization of goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142. The Company holds one asset, the cost basis of the development of the patent infringement litigation. The Company owns the patent technology of the electronic activation of gift, Affinity, and phone cards the patent had a cost basis of $13,100 of legal costs related to the establishment of the patent. In first quarter 2006 of MedCom. MedCom impaired the entire value of the patent cost because there were not yet any proven revenues related to the patent infringement litigation.

Research  and  Development  costs  are  expensed  as  incurred.

Impairment of Long-Lived Assets is assessed by the Company for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

5.  SHARE CAPITAL

On August 29, 2006, the Company authorized 175,000,000 shares of common stock, at $.0001 par value and no shares were issued to its shareholders. The company authorized 1,000,000 of preferred shares at a par value of .001 and no shares were issued to its shareholders as of September 30, 2006.

6.  INCOME TAXES

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities. CAT is a wholly owned subsidiary of MedCom and will be spun off as a tax free exchange and as the there will a proportionate distribution of stock based on the shareholders of record at a particular date to be determined.

7.  COMMITMENTS AND CONTINGENCIES

The Company has entered into various consulting agreements with outside consultants. However, certain of these agreements included additional compensation on the basis of performance. The consulting agreements are with key shareholders that are instrumental to the success of the company and its development of it product.

8.  RELATED PARTY TRANSACTIONS

Card Activation is managed by its key officer and director William P. Williams as of September 30, 2006. The company appointed William Bednarski as the Company's Chief Operating Officer. Mr. Williams is the single largest shareholder, sole officer, and director of MedCom.

9.  NET LOSS PER SHARE

Restricted shares and warrants are not included in the computation of the weighted average number of shares outstanding during the periods. There are no restricted shares or warrants issued in the Capital of Card Activation. The net loss per common share is calculated by dividing the consolidated loss by the weighted average number of shares outstanding during the periods.

10. SUBSEQUENT EVENTS

The company's management consisted of William P. Williams CEO and William Bednarski COO. The company received a patented technology that litigation of patent infringement will ensue. The Company has sent out notice of patent infringement to three very large abuses and unauthorized use of the company's patent technology. The company is related to MedCom and the key officer and Directors will be the key to success to this development stage company.

Pursuant to the above the following action has been taken:

On  October  13,  2006  a  patent infringement suit was filed against McDonald's
Corporation and Walgreen Co, et al, in the Federal District Court for the Northern District of Illinois.

On November 28, 2006 a patent infringement suit was filed against Sears Holding Corporation, also in the Federal District Court for the Northern District of Illinois.

The intellectual property attorneys are pursuing these cases on a contingent fee basis, whereby they will receive approximately 35% of amounts recovered, if successful.

SPIN OFF

On October 31, 2006, the MedCom board of directors declared a stock dividend to its shareholders of record at the end of business on December 15, 2006 of one share of Common Stock in the Company for every one share of common stock of MedCom owned by its shareholders. This was a dividend of 86,770,504 shares of our Common Stock. MedCom retained the balance of 60,000,000 shares of Common Stock.

Following the spin off, CAT and MedCom will operate separately, each as independent public companies. In order to govern the relationship between our company and MedCom after the spin off and to provide mechanisms for an orderly transition, we and MedCom are entering into certain agreements which will facilitate the spin off, govern our relationship with MedCom after the spin off and provide for the allocation of tax and other liabilities and obligations.

The following is a summary of the terms of the material agreements we are entering into with MedCom.

SEPARATION AGREEMENT

The separation agreement governs the contribution of MedCom's card technology business to us, the subsequent distribution of shares of our common stock to MedCom stockholders and other matters related to MedCom's relationship with us.

TAX SHARING AGREEMENT

In connection with the separation agreement, we have entered into a tax sharing agreement with MedCom.
This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and MedCom, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.

ADMINISTRATIVE SERVICES AGREEMENT

Under an administrative services agreement between the MedCom and us, we have agreed to share certain administrative functions and personnel until we can establish our own administrative operating systems and hire its own personnel.

STOCK OPTION PLAN

On October 31, 2006, the Company adopted an employee stock option plan, which acts as an incentive stock option plan, under which the Company's officers, directors, consultants, and employees will be eligible to receive, in relevant part, either securities or stock options exercisable for the Company's securities at exercise prices that may be equal to or lower than the offering price. The Company has reserved 1,000,000 shares of Common Stock for issuance under this plan. No options have been issued under this plan.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the General Corporation Law of the State Delaware allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

     the person acted in good faith and in a manner the person reasonably believed to be in or not
  -  opposed  to  the  best  interests  of  the  corporation;  and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's
  -  conduct  was  unlawful.

     Our Certificate of Incorporation provides for the indemnification of our officers and directors to the maximum extent permitted by Delaware law, and also provides that:

     No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sec. 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Company's bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for the Company or on its behalf.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth the fees and expenses the Company expects to incur in connection with the distribution of the securities being registered. The selling stockholders will not be responsible for any such fees. With the exception of the SEC registration fee, all amounts are estimates.

NATURE OF EXPENSE AMOUNT
SEC Registration fee         $    341.02

Accounting Fee and Expenses   10,000.00*


                                      F-41

Legal Fees and Expenses       25,000.00*

Printing Expense                8,000.00
  Transfer Agent                2,000.00

  Miscellaneous                 4,658.98
                             -----------

TOTAL                        $ 50,000.00
                             -----------

*Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 27. EXHIBITS

EXHIBIT
NO.     DESCRIPTION

3.1     Certificate of Incorporation of Card Activation Technologies Inc., filed with the Secretary of State of
        Delaware August 29, 2006

3.2     Bylaws of Card Activation Technologies Inc.

5.1     Opinion of Robertson & Williams The Company

10.1    2006 Stock Option Plan Separation Agreement with

10.2    MedCom Tax Sharing Agreement with MedCom

10.3    Administrative Services Agreement with MedCom

10.4    Consent of S E Clark & Company P.C.

23.1

ITEM 28. UNDERTAKINGS

The Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) Deregister any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on December 26, 2006.

                        Card Activation Technologies Inc.

                             By: /s/ William P. Williams Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints William P. Williams as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                Title                                 Date

/s/ William P. Williams  President, Chief Executive Officer,   December 26, 2006
                         Chief Financial Office and
                         Sole Director

William P. Williams